EXECUTION VERSION

RED EARTH LLC

A Nevada Limited Liability Company

AMENDED AND RESTATED OPERATING AGREEMENT

Dated as of August 22, 2019

THE UNITS REFERENCED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

TABLE OF CONTENTS

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AMENDED AND RESTATED OPERATING AGREEMENT

OF

RED EARTH LLC

This Amended and Restated Operating Agreement (this "Agreement") is made and entered into as of August 22, 2019, by and among Red Earth, LLC, a Nevada limited liability company (the "Company"), the Persons listed on Schedule A, attached hereto, and made a part hereof (each a "Current Member" and, collectively, the "Current Members") and each other person who becomes a member of the Company in accordance with the terms of this Agreement after the date hereof.

WHEREAS, Red Earth, LLC (the "Company") was organized on October 17, 2016 (the "Commencement Date") by causing Articles of Organization (the "Articles") conforming to the requirements of the Nevada Limited Liability Company Act (the "Act") to be filed in the Office of the Secretary of State for the State of Nevada.

WHEREAS, the Company is the owner of a certain Medical Marijuana Establishment Registration Certificate, Application Identifier No. C012 (the "License") under Nevada Revised Statutes 453A, et. seq. ("NRS 453A") and Nevada Revised Statutes 453D, et. seq ("NRS 453D") and the corresponding statutory amendments and administrative regulations under the Nevada Administrative Code (sometimes collectively referred to hereinafter as the "Nevada Commercial Cannabis Laws") at the primary cultivation location at 2310 Western Avenue, Las Vegas, Nevada, 89102 (the "Facility Location").

WHEREAS, the Company's assets include the License and the Company's wholly owned subsidiary, HDGLV, LLC ("HDGLV"), which has made the tenant improvements at the Facility Location pursuant to HDGLV's lease agreement of the Facility Location (collectively, the "Assets").

WHEREAS, the Company's sole member prior to the date hereof was MJ Holdings, Inc. ("MJH" or the "Initial Member").

WHEREAS, prior to the date hereof, the Company has been operating pursuant to a single-member, Limited Liability Company Operating Agreement, as amended prior to the date hereof (the "Prior Agreement").

WHEREAS, pursuant to that certain Membership Interest Purchase Agreement (the "MIPA"), attached hereto as Exhibit A, entered into by the Company, MJH and Element NV, LLC, an Ohio limited liability company ("ENV") on August 22, 2019, ENV purchased a 49% interest in the Company and the License from MJH, and this Agreement is being entered into for the purposes of admitting ENV as an additional Member of the Company and setting forth the respective rights, obligations, and duties of the Members regarding the Company and its business, management, and operations from this date forward.

WHEREAS, the amendment and restatement of the Prior Agreement by the adoption of this Agreement has been approved, as required by the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Members hereby agree as follows:

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ARTICLE 1
THE COMPANY

1.1 Formation. The Company is a Nevada limited liability company formed pursuant to the provisions of the Act. The Members are entering into this Agreement for the purposes of continuing the Company as a limited liability company under the laws of the State of Nevada and of setting forth the rights and obligations of the Members of the Company. (As used herein, the term "Member" shall refer to each of the Current Members and to each person hereafter admitted to the Company as a member, as provided in this Agreement.) This Agreement replaces and supersedes the Prior Agreement effective as of the date hereof. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise provided in this Agreement.

1.2 Company Name. The name of the Company is "Red Earth, LLC". The business of the Company shall be conducted under such name or such other names as the Board of Managers may from time to time determine.

1.3 Purposes. The purpose of the Company is to engage in any lawful act, activity or business for which a limited liability company may be formed under the Act. The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company.

1.4 Principal Place of Business. The principal place of business of the Company shall be located at 2310 Western Avenue, Las Vegas, Nevada, 89102, or at such other location as the Board of Managers may from time to time determine. The Company shall maintain, at its principal office, all records pertaining to the Company as required by the Act.

1.5 Term. The term of the Company commenced on the Commencement Date and shall continue until the Company is dissolved or otherwise terminated in accordance with the provisions of this Agreement or the laws of the State of Nevada.

1.6 Filings; Statutory Agent for Service of Process.

(a) The Articles have been filed in the office of the Secretary of State of the State of Nevada in accordance with the provisions of the Act. The Board of Managers and the Members shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Nevada.

(b) The Board of Managers and the Members shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any states or jurisdictions other than Nevada in which the Company conducts business.

(c) The Company's agent for service of process on the Company in Nevada shall be such Person as the Board of Managers may designate from time to time.

(d) Upon the dissolution of the Company, the Board of Managers or Members (as applicable) shall promptly execute and cause to be filed a certificate of dissolution in accordance with the Act and the law of any other states or jurisdictions in which the Company has qualified to conduct business.

1.7 Classification. The Members intend that the Company be classified as a partnership for federal, state and local income and franchise tax purposes, and each Member and the Company

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shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) for any other purpose.

1.8 Merger. Subject to the provisions of this Agreement, the Company may merge with, or consolidate into, another limited liability company (organized under the laws of the State of Nevada or any other state), a corporation (organized under the laws of the State of Nevada or any other state) or other business entity, regardless of whether the Company is the survivor of such merger or consolidation.

1.9 Defined Terms. Unless the context otherwise requires or unless otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in Appendix B to this Agreement.

ARTICLE 2
UNITS

2.1 Units.

(a) A Member's interest in the Company, including any and all benefits to which the Member may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement, shall be represented by one or more Units ("Units"). The Company shall have two classes of Units as of the date hereof, consisting of Class A Units ("Class A Units") held by MJH and Class B Units ("Class B Units") held by ENV.

(b) The holders of Class A Units and Class B Units who are entitled to vote on any matter are entitled to one vote for each Class A Unit and Class B Unit held by them.

(c) Class A Units shall have all the rights, restrictions and preferences of the Class A Units set forth herein.

(d) Class B Units shall have all the rights, restrictions and preferences of the Class B Units set forth herein.

(e) The Current Members have made and have agreed to make the Capital Contributions described in Article 3, and, as of the date hereof, said Current Members have been issued and are the owners of the respective numbers and class of Units set forth opposite their names on Schedule A.

2.2 Issuance of New Units; Additional Members.

(a) Subject to the other provisions of this Agreement, the Company, with the consent of the Board of Managers, shall have the authority to issue Units in addition to those issued as of the date hereof (including, without limitation, Units that are subject to vesting or other substantial risks of forfeiture) ("New Units") and to fix and determine the relative rights, preferences, powers, privileges and restrictions of such New Units, if applicable, without any further action on the part of any party; *provided, however*, that any New Units shall be subordinate to the Class A Units and Class B Units. The Board of Managers shall have the authority to determine the Capital Contribution, if any, required to be made for newly issued Units. If the Board of Managers determines that it is in the best interest of the Company to issue New Units, the Company shall give written notice (the "New Units Notice") of such determination to all of the Members. The New Units Notice shall describe the New Units to be issued, the Capital

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Contributions to be made in exchange therefor and the manner in which payments for said New Units is to be made. Each Member shall have a preemptive right to purchase up to such Member's Pro Rata Portion of the offered New Units (said "Pro Rata Portion" to be determined by dividing the number of Units then owned by such Member by the total Units then owned by all Members). A Member who desires to participate in the purchase of New Units shall have a period of ten days following the date of the New Units Notice to give the Company written notice of the number of New Units such Member elects to purchase, which notice shall be accompanied by payment or evidence of payment therefor in the manner prescribed in the New Units Notice. If the Members do not elect to purchase all of the offered New Units, the Company may sell all or part of the remaining New Units to such Persons as the Board of Managers may approve on the terms provided in the New Units Notice.

(b) The Board of Managers shall promptly amend Schedule A from time to time to reflect the admission or withdrawal of Members; a change in a Member's address; the sale, grant, issuance or redemption of Units; or the receipt of additional Capital Contributions. Any such amendment shall be effective as of the date of the event necessitating such amendment.

(c) Subject to the terms of this Agreement, any Person may become a Member of the Company (an "Additional Member") by the purchase of Units for such Capital Contribution as the Board of Managers shall determine in accordance with the terms of this Agreement; provided that the Additional Member shall (i) agree to be bound by the provisions of this Agreement; (ii) execute and deliver such documents as the Board of Managers deems appropriate in connection therewith; and (iii) contribute to the Company the agreed-upon Capital Contribution in exchange for the Units. Each Additional Member shall have all the rights and obligations of a Member holding the Units purchased by such Additional Member. The admission of Additional Members shall not be a cause for dissolution of the Company. Upon the admission of any Additional Members, Schedule A shall be appropriately amended.

2.3 <u>Certificates</u>. The Company may, in the discretion of the Board of Managers, but need not, issue certificates evidencing the Units. The contents of such certificate, if any, shall be determined by the Board of Managers; provided that any such certificates shall contain the following legends (in addition to any legend required under applicable state securities laws):

> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
>
> THE SALE, TRANSFER OR ASSIGNMENT OF THESE SECURITIES IS SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF OR ITS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY

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WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

ARTICLE 3
CAPITAL CONTRIBUTIONS; REPRESENTATIONS; INDEMNITIES

3.1 Capital Contributions.

(a) MJH will be treated as having made a Capital Contribution to the Company as of the date hereof in the form of a 51% undivided interest in the Assets with an agreed upon value of $459,000. In exchange for the Capital Contribution made by MJH, the Company has issued to MJH 51,000 Class A Units as of the date hereof as shown in Schedule A.

(b) ENV will be treated as having made a Capital Contribution to the Company as of the date hereof in the form of a 49% undivided interest in the Assets with an agreed value of $441,000. Consistent with the terms of the MIPA, ENV will make an additional Capital Contribution to the Company of cash in the amount of $3,599,000 within ten (10) business days of the SUP Issue Date (the "Initial ENV Cash Contribution"). In addition, ENV shall make a Capital Contribution to the Company of additional cash in the amount of $1,000,000 (the "Final ENV Cash Contribution"), which Final ENV Cash Contribution shall be made no sooner than ninety (90) days, and no later than one hundred and eighty (180) days, after the SUP Issue Date. The Initial ENV Cash Contribution and the Final ENV Cash Contribution shall be made, by wire in immediately available funds to an account designated by ENV under the mutual management of ENV and MJH for the exclusive use for the capital and operating expenditures of the Company at the Facility Location (the "Execution Fund") and subject to any Permitted Execution Fund Liens. In exchange for the Capital Contributions which ENV has made and has agreed to make, the Company has issued to ENV 49,000 Class B Units as of the date hereof as shown in Schedule A.

(c) Schedule A attached hereto sets forth each Member's name, address, Capital Contribution and number and class of Units held.

(d) No Member shall be required to make any additional Capital Contributions.

3.2 Other Matters.

(a) Except as otherwise provided in this Agreement, no Member may (i) demand or receive a return of the Member's Capital Contribution or any other distribution from the Company, (ii) cause a partition of the Company's assets, or (iii) withdraw from the Company. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash except as may be specifically provided in this Agreement.

(b) No Member, in his, her, or its capacity as a Member, shall receive any interest, salary or draw with respect to his, her, or its Capital Contribution or Capital Account.

(c) No Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company, except as otherwise provided in the Act.

(d) No Member, in his, her, or its capacity as a Member, shall be required to lend any funds to the Company. Any Member may, with the approval of the Board of Managers,

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make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.

3.3 Representations of each Member. Each Member represents and warrants to the Company as follows:

(a) Organization and Good Standing. If the Member is not a natural person, the Member (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite power and authority to own its assets and to carry on its business as now conducted.

(b) Authority; Execution; Enforceability. The Member has all requisite capacity, power and authority to (i) execute and deliver this Agreement and all other agreements and instruments contemplated hereby, (ii) perform his, her, or its obligations hereunder and thereunder, and (iii) consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements and instruments contemplated hereby, the performance of his, her, or its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Member, and no other action on the part of the Member is necessary for the execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby by the Member or the consummation of the transactions contemplated hereby and thereby. Assuming the due authorization, execution and delivery of this Agreement and all other agreements and instruments contemplated hereby by the Company, this Agreement and all other agreements and instruments contemplated hereby constitute, or when executed and delivered will constitute, valid and binding obligations of the Member, enforceable against the Member in accordance with their respective terms, subject to (iv) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (v) general principles of equity.

(c) Consents and Approvals. No notices, reports, registrations or other filings are required to be made by the Member with, nor are any consents, approvals or authorizations required to be obtained by the Member from, any governmental authority or any other Person under any contract, agreement or other obligation to which the Member is party or by which his, her, or its assets are bound, in connection with the valid execution, delivery or performance of this Agreement and all other agreements and instruments contemplated hereby by the Member or the consummation by the Member of the transactions contemplated by this Agreement and all other agreements and instruments contemplated hereby, in each case except for such notices, reports, registrations and other filings the failure of which to make or obtain, individually or in the aggregate, are not material to the Member's ability to perform his, her, or its obligations hereunder and would not prohibit or restrict or delay the performance by the Member of his, her, or its obligations hereunder and thereunder.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Member do not, and the consummation of the transactions contemplated hereby by the Member will not, violate, conflict with or result in a breach of or constitute a default (with or without notice or lapse of time, or both) under: (i) if the Member is not a natural person, any provision of the organizational documents (or similar governing documents) of the Member, or (ii) any agreement, instrument, permit, franchise, license, judgment or order applicable to the

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Member, other than such conflicts, breaches or defaults that, individually or in the aggregate, are not material to the Member's ability to perform his, her, or its obligations hereunder and thereunder and would not prohibit or restrict or delay the performance by the Member of his, her, or its obligations hereunder and thereunder.

(e) Restricted Securities. The Member is acquiring the Units for his, her, or its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), in any manner that would be in violation of the Securities Act and with no present intention of distributing or reselling, or granting any participation in, any part thereof. The Member has not, directly or indirectly, offered any Units to anyone or solicited any offer to buy any Units from anyone, so as to bring the offer and sale of any Units within the registration requirements of the Securities Act and does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Units. The Member will not sell, convey, transfer or offer for sale any of the Units except as provided in this Agreement and upon compliance with the Securities Act and any applicable state securities or "blue sky" laws or pursuant to any exemption therefrom. The Member understands that (i) the Units will not be registered under the Securities Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Units may not be sold or otherwise disposed of unless such sale or disposition is registered under the Securities Act and applicable state securities laws or such sale or other disposition is exempt from registration thereunder. The Member further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of the Member's control, and which the Company is under no obligation and may not be able to satisfy. The Member understands that no public market now exists for the Units, and that the Company has made no assurances that a public market will ever exist for the Units.

(f) Accredited Investor. The Member is an "accredited investor" (as defined in Rule 501(a) under the Securities Act). The Member has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her, or its investment in the Units and is capable of bearing the economic risks of such investment for an indefinite period of time. The Member has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as the Member has requested.

(g) No Inducement or Reliance; Independent Assessment.

(i) The Member has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company or any of its affiliates or subsidiaries, or any of their respective officers, directors, employees, equity holders, partners, members, associates, attorneys, agents or representatives (collectively, the "Company Parties") that are not set forth in this Agreement, whether or not any such representations, warranties or statements were made in writing or orally. The Member represents and warrants that no Company Party has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company Parties or the

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transactions contemplated by this Agreement except for the representations and warranties of the Company set forth in this Agreement, and none of the Company Parties will have or be subject to any liability to the Member or any other Person resulting from the distribution to the Member or his, her, or its affiliates or representatives, or the use by the Member or his, her, or its affiliates or representatives, of any information, including publications or financial information provided to the Member or his, her, or its affiliates or representatives, or any other document or information in any form provided to the Member or his, her, or its affiliates or representatives in connection with the transactions contemplated by this Agreement. The Member acknowledges that he, she, or it has conducted, to his, her, or its satisfaction, an independent investigation of the Company and, in making the determination to proceed with the transactions contemplated by this Agreement, the Member has relied on the results of such independent investigation and the representations, warranties, covenants and agreements of the Company set forth herein.

(ii) The Member acknowledges that none of the Company Parties makes, will make or has made any representation or warranty, express or implied, as to the prospects of the Company or any of its subsidiaries or their profitability, or with respect to any forecasts, projections or business plans made available to the Member or his, her, or its affiliates or representatives in connection with the Member's review of the Company.

3.4 Indemnification. Each Member, severally and not jointly, will indemnify and hold harmless the Company and each other Member and their Affiliates and their respective stockholders, members, partners, officers, directors, managers, employees, agents, successors and permitted assigns against and in respect of any liability, cost, damage, deficiency, penalty, interest, expense, fine, fee, diminution in value, lost profits, or obligations, and court costs and reasonable attorneys' fees and expenses, whether or not arising out of a third party claim ("Damages"), against or affecting such Person based upon, arising out of or otherwise in respect of any breach of or inaccuracy in any representation or warranty set forth in Section 3.3.

ARTICLE 4
CAPITAL ACCOUNTS AND ALLOCATIONS

4.1 Capital Accounts. A capital account ("Capital Account") representing each Member's interest in the capital of the Company shall be established for each Member on the books of the Company, reflecting the amount of cash or the initial Gross Asset Value of the property contributed to the Company. Each Member's Capital Account shall be maintained in accordance with Section 1.5 of Appendix A.

4.2 Profits, Losses and Tax Items. The Profits and Losses, items of income, gain, credit, loss and deduction, and any tax items of the Company are to be allocated among the Members as set forth in Appendix A to this Agreement.

ARTICLE 5
DISTRIBUTIONS TO MEMBERS

5.1 Distributions. Except as otherwise provided in Article 10 of this Agreement with respect to distributions upon liquidation of the Company, distributions shall be made by the Company in the amounts and at the times determined by the Board of Managers to all Members in the following order and priority:

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(a) First, until such time as the Unpaid Preferred Return of all Class B Members has been reduced to zero, amounts determined by the Board of Managers to be available for distribution shall be distributed: (i) Seventy Percent (70%) to the Class B Members in proportion to their respective Unpaid Preferred Return, and (ii) Thirty Percent (30%) to the other Members of the Company in proportion to their respective Percentage Interests;

(b) Second, until such time as the Unreturned Capital Contributions of all Class B Members have been reduced to zero, amounts determined by the Board of Managers to be available for distribution shall be distributed: (i) Seventy Percent (70%) to the Class B Members in proportion to their respective Unreturned Capital Contributions, and (ii) Thirty Percent (30%) to the other Members of the Company in proportion to their respective Percentage Interests;

(c) Third, after such a time as the entire Unpaid Preferred Return of all Class B Members and the entire Unreturned Capital Contributions of all Class B Members have been distributed pursuant to Sections 5.1(a) and 5.1(b), then amounts determined by the Board of Managers to be available for distribution shall be distributed: (i) Seventy Percent (70%) to the Class A Members in proportion to their respective Unreturned Class A Capital Contributions, and (ii) Thirty Percent (30%) to the other Members of the Company in proportion to their respective Percentage Interests;

(d) Thereafter, *pro rata* to each Member in proportion to their respective Percentage Interests.

5.2 Tax Distributions. Although the Company will not be obligated to make distributions to the Members specifically for the purpose of providing funds for the payment of federal, state and local taxes, if any, which may be payable by them with respect their allocated shares of Company Profits, the Board of Managers shall, in making decisions concerning when and if the Company has funds available for distributions to the Members, take into account the fact that some or all of the Members may have such tax payment obligations with respect to their allocated shares of Company Profits.

5.3 Treatment of Taxes Withheld. All amounts withheld or paid by the Company pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to a Member, or any such amount that is paid by the Company solely by reason of the holding of Units by any Member, shall be treated as an advance from the Company to the Member with respect to whom such tax is required to be withheld. The Company has the right to apply any amounts otherwise distributable to a Member, or otherwise payable by the Company to such Member under any other provision of this Agreement, to the payment of the outstanding balance of such Member's advances described in the immediately preceding sentence. The obligation of a Member to pay the outstanding balance of such Member's advances under this Section 5.3 shall continue after such Member transfers its Units in the Company and after a Withdrawal by such Member. Each Member shall furnish the Company with any information, representations or forms as shall reasonably be requested by the Company to assist it in determining the extent of, or in fulfilling, any withholding obligations it may have.

ARTICLE 6
MANAGEMENT AND CONTROL

6.1 Management. Except as otherwise provided herein, the business and affairs of the Company shall be managed by a board of managers (the "Board of Managers"), and, except as

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otherwise provided herein, the Members hereby delegate all power and authority to manage the business and affairs of the Company to the Board of Managers, who shall act as the managers of the Company subject to and in accordance with the terms of this Agreement. Subject to the limitations imposed by the Act and except as otherwise provided by this Agreement, the Board of Managers, in its full and exclusive discretion, shall manage and control, have authority to obligate and bind, and make all decisions affecting the business and assets of the Company in accordance with this Agreement. Each member of the Board of Managers (each, a "Manager") shall participate in the direction, management and control of the business of the Company, as a member of the Board of Managers, to the best of such Manager's ability. The Board of Managers shall in all cases act as a group through actions in meetings or written consents of the Board of Managers; Managers shall have no authority to act individually. The Board of Managers may adopt such rules and procedures for the management of the Company not inconsistent with this Agreement or the Act. Any power not otherwise delegated pursuant to this Agreement or by the Board of Managers in accordance with the terms of this Agreement shall remain with the Board of Managers.

6.2 Number of Managers. The Board of Managers shall consist of five individuals, three of whom shall be designated by MJH, so long as MJH holds a majority of Units in the Company, and two of whom shall be designated by ENV, so long as ENV holds Units in the Company. Managers need not be residents of the State of Nevada or Members of the Company. (The Managers serving as of the date hereof are identified on Schedule A hereto.)

6.3 Resignation and Removal; Vacancy. A Manager may resign at any time by delivering written notice of resignation to the Board of Managers or to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Members may remove one or more Managers with or without cause at any time; provided that a Member shall only be entitled to remove a Manager that he, she, or it is entitled to designate pursuant to Section 6.2. A Manager shall serve on the Board of Managers until such Manager resigns or is removed in accordance with this Section 6.3. If a vacancy occurs on the Board of Managers, the Member entitled to designate the Manager who vacated such position shall designate a new Manager.

6.4 Meetings of Managers.

(a) Regular meetings of the Board of Managers shall be held at such times, mutually convenient places and dates as determined by the Board of Managers. The officers and other executives of the Company may attend meetings of the Board of Managers with the prior consent of the Board of Managers.

(b) Meetings of the Managers may be conducted in person and/or by conference telephone or electronic meetings (such as GoToMeeting). Managers may participate in a meeting through use of conference telephone or similar communication equipment, so long as all Managers participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

(c) Special meetings of the Board of Managers for any purpose may be called by any two Managers.

(d) Each Manager shall receive notice of the date, time and place of all meetings of the Board of Managers at least three business days (24 hours if given by electronic transmission,

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facsimile transmission, or telephone) before the meeting. Such notice (i) shall be delivered in writing to each Manager; (ii) shall specify the purpose of the meeting; and (iii) may be given by the Secretary of the Company or by the person or persons who called the meeting. Notice of any meeting of the Board of Managers need not be given to any Manager who signs a waiver of notice of such meeting or a consent to holding the meeting, either before or after the meeting, or who attends the meeting without protesting prior to such meeting or at the commencement thereof. All such waivers, consents and approvals shall be filed with the records of the Company.

(e) Meetings of the Board of Managers may be held at any place that has been designated in the notice of the meeting.

(f) Any meeting of the Board of Managers, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of at least a majority of the Managers present. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Managers who were not present at the time of the adjournment.

(g) Any action required or permitted to be taken by the Board of Managers may be taken without a meeting if a written consent setting forth the action to be taken is executed by the number of Managers whose consent would be required if a meeting of the Board of Managers were to be held. Such written consent or consents shall be filed with the records of the Company. Such action by written consent shall have the same force and effect as a vote of the Managers at a meeting. Consents may be delivered in writing, by facsimile or PDF, or by email voting if a copy of the email is forwarded to another Manager.

6.5 Quorum and Transaction of Business. The number of Managers that constitutes a quorum for the transaction of business at a properly noticed meeting of the Board of Managers shall be a majority of the number of Managers then in office. Any act or decision to be taken or made by the Board of Managers shall require the affirmative vote of at least a majority of the Managers then in office except as otherwise required by the Act or except in regard to any Major Decision which shall require the consent of at least four Managers including the consent of a Manager appointed by ENV (the "ENV Manager").

6.6 Officers. The Board of Managers may appoint individuals as officers of the Company, which may include (a) a Chairman; (b) a President; (c) one or more Vice Presidents; (d) a Secretary and/or one or more Assistant Secretaries; and (e) a Treasurer and/or one or more Assistant Treasurers. The Board of Managers may delegate all or a portion of their day-to-day management responsibilities to any such officer or officers, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as so authorized by the Board of Managers; provided that in no event shall any officer have any rights, duties, powers or authority greater than that so delegated or that of the Board of Managers. The Board of Managers may not delegate Major Decisions. All officers shall hold office at the pleasure of the Board of Managers and until their successors shall have been duly elected and qualified, unless sooner removed. Any such officer may be removed at any time by the Board of Managers. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Managers.

6.7 Non-Exclusivity. The Managers shall not be required to manage the Company as their sole and exclusive function, and the Managers may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor

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any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Managers or to the income or proceeds derived therefrom.

6.8 Indemnification.

(a) To the fullest extent permitted by the laws of the State of Nevada and any other applicable laws, the Company shall indemnify and hold harmless each Person who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding, other than an action by or in the right of the Company, because such Person is or was a Member, Manager, Company Representative or officer of the Company or is or was serving at the request of the Company as a manager, director, trustee or officer of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (individually, an "Indemnified Person" and collectively "Indemnified Persons"), from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts ("Damages") arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnified Person may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether an Indemnified Person continues to serve in the capacity that entitled him to indemnification at the time any such liability or expense is paid or incurred, except for any Damages based upon, arising from or in connection with any act or omission of an Indemnified Person committed without authority granted pursuant to this Agreement or in bad faith or otherwise constituting gross negligence, recklessness or willful misconduct.

(b) Expenses (including reasonable attorneys' fees and disbursements) incurred in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to Section 6.8(a), may be paid (or caused to be paid) by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction from which no further appeal may be taken or the time for any appeal has lapsed (or otherwise, as the case may be), that the Indemnified Person is not entitled to be indemnified by the Company as authorized hereunder or is not entitled to such expense reimbursement.

(c) The indemnification authorized by this Section 6.8 is not exclusive of and shall be in addition to any other rights granted to those seeking indemnification under this Agreement, any other agreement, a vote of Members or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. The indemnification shall continue as to a Person who has ceased to be a Member, Manager, officer, employee or agent of the Company and shall inure to the benefit of such Person's heirs, executors, administrators, successors and assigns.

(d) The Company may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, for or on behalf of any Person who is or was a Member, Manager or officer of the Company. The insurance or similar protection purchased or maintained for those Persons may be for any liability asserted against them and incurred by them in any capacity described in this Article 6 or for any liability arising out of their status as described in this Article 6, whether or not the Company would have

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the power to indemnify them against that liability under this Section 6.8. Insurance may be so purchased from or so maintained with a Person in which the Company has a financial interest.

6.9 Creation of Committees. The Board of Managers may create committees to assist the Board of Managers and the officers in the governance of areas of importance to the Company. Subject to the terms of this Agreement, such committees shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees. Each member of any such committee shall be a Manager.

6.10 Reliance on Acts of a Manager. No financial institution or any other person, firm or corporation dealing with a Manager shall be required to ascertain whether such Manager is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the deed, transfer or assurance of, and the execution of such instrument or instruments by such Manager or by any officer granted such authority, in writing, by such Manager.

6.11 Duties of a Manager; Exculpation; Reliance.

(a) A Manager will manage the affairs of the Company in a prudent and businesslike manner and will devote such part of the Manager's time to the Company affairs as is reasonably necessary for the conduct of such affairs.

(b) A Manager shall perform the Manager's duties as a Manager in good faith, in a manner the Manager reasonably believes to be in or not opposed to the best interests of the Company, and with the care that an ordinarily prudent person in a similar position would use under similar circumstances.

(c) A Manager shall not be personally liable for the return of all or any part of the Capital Contributions of the Members to the Company. Any such return shall be made solely from the assets of the Company.

(d) In carrying out the Manager's duties hereunder, a Manager shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed to be in or not opposed to the best interests of the Company, or for errors of judgment, neglect or omission that do not constitute willful misconduct.

(e) The Managers shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managers in good faith reliance on such advice shall in no event subject the Managers or any such other person to liability to the Company or any Member.

ARTICLE 7
BOOKS AND RECORDS; ACCOUNTS

7.1 Books and Records. The Company shall keep complete and accurate books and records at its principal place of business, setting forth a true and accurate account of all transactions and other matters arising out of and in connection with the conduct of the Company's business, which books and records shall be otherwise kept in accordance with the provisions of the Act. Any Member or his, her, or its designated representative shall have the right, at any reasonable time, to have access to and to inspect and copy the contents of such books or records, so long as the demand for such access and inspection is for a purpose reasonably related to his, her, or its interest in the Company. Such books and records shall be kept on the cash or accrual basis, as the

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Board of Managers may determine, in accordance with generally accepted accounting principles and practices and shall include separate accounts for each Member. The books and records of the Company may, but shall not be required to, be audited by a certified public accounting firm selected by the Board of Managers.

7.2 Accounts. All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts as the Board of Managers may designate from time to time, and withdrawals therefrom shall be made upon the signature of the authorized signatory on behalf of the Company as the Board of Managers may designate from time to time. All deposits and other funds not needed in the operation of the Company's business may, in the discretion of the Board of Managers, be invested as determined to be appropriate by the Board of Managers.

7.3 Company Funds; Reserves. The Company may not commingle the Company's funds with the funds of any Member or the funds of any affiliate of any Member. Reasonable cash reserves may be established from time to time by the Board of Managers.

7.4 Fiscal Year. The accounting period and fiscal year of the Company shall end on December 31 of each year, unless the Board of Managers in its discretion designates a different fiscal year.

7.5 Federal Tax Proceedings.

(a) MJH shall be the initial partnership representative, pursuant to Section 6223 of the New Partnership Audit Procedures (the "Company Representative"); provided that the Company Representative may be changed from time to time by the Board of Managers by designating in writing a new Company Representative, as the case may be. The Company Representative is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities and to expend Company funds for professional services and costs associated therewith. The Company Representative shall provide all notices and perform all acts required in such Person's role as the Company Representative. The Company Representative is authorized to take any action that such Person determines to be necessary to comply with the requirements of Sections 1441, 1442, 1445 or 1446 of the Code with respect to withholding certain amounts with respect to payments or distributions to a Member that is not a United States person (as defined in Section 7701 of the Code), withholding certain amounts with respect to the sale of a United States real property interest as defined in Section 897 of the Code or as otherwise required under the Code. Notwithstanding anything herein to the contrary, the Company Representative shall not enter into a settlement with the Internal Revenue Service with respect to a reviewed taxable year without written consent representing a majority of the outstanding Class A Units and a majority of the outstanding Class B Units at all times during the reviewed taxable year.

(b) In the event that the Company is required to pay any imputed underpayment pursuant to the New Partnership Audit Procedures, then each Person that was a Member in the applicable reviewed year, within the meaning of Section 6225(d)(1) of the New Partnership Audit Procedures, shall make a payment to the Company in an amount equal to the portion of the imputed underpayment allocable to such Member, taking into account any modifications of the imputed underpayment under Section 6225(c) of the New Partnership Audit Procedures; provided, however, that if such Person is also a Member at the time the Company pays such imputed underpayment, the Company may instead withhold from amounts due to such Member from the Company such Member's allocable share of the imputed underpayment and any such amount

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withheld shall be treated as having been distributed by the Company to such Member and then paid by such Member to the Company; and provided further that no payment by or withholding from a Person shall be required if such Person complied with the provisions of Section 6225(c)(2) of the New Partnership Audit Procedures. For the avoidance of doubt, no payment made to the Company pursuant to this Section 7.5(b) shall be treated as a Capital Contribution. In the event that the Company receives a tax refund or tax benefit pursuant to the New Partnership Audit Procedures, then each Person that was a Member in the applicable reviewed year shall receive a payment from the Company in an amount equal to the portion of the tax refund or tax benefit allocable to such Member, taking into account any modifications of the tax refund or tax benefit under Section 6225(c) of the New Partnership Audit Procedures. Any dispute regarding the portion of any tax liability, tax refund or tax benefit allocable to a Member shall be determined by such independent accounting firm agreed to by the applicable Persons. Each Member shall provide such information to the Company as the Company Representative may reasonably request to reduce the amount of any imputed underpayment and shall take such actions as the Company Representative may reasonably request (including the filing of an amended tax return) in order to assist the Company in complying with the New Partnership Audit Procedure. Notwithstanding anything in this Agreement to the contrary, all rights and obligations of a Member under this Section 7.5(b) shall survive both the Member's ceasing to be a partner of the Company for federal income tax purposes and the dissolution of the Company.

(c) The Company Representative shall not be liable to the Company or the Members for any action such Person takes or fails to take in connection with any judicial or administrative proceeding, including, without limitation, the agreement to or failure to agree to a settlement or the extension of or failure to extend the relevant statutes of limitations, unless such action or failure constitutes willful misconduct, fraud, negligence or breach of fiduciary duty.

7.6 Safe Harbor Election. The Members acknowledge the proposed revenue procedure set forth in Notice 2005-43, 2005-24 I.R.B. 1 (May 20, 2005), and expressly intend that the Company shall be enabled to make a "Safe Harbor Election" and to issue "Safe Harbor Partnership Interests" within the meaning thereof. If such proposed revenue procedure (or a substantial equivalent) is promulgated in final, effective form, the Board of Managers shall (without the need for further action by the Members) have all necessary authority under this Agreement to give effect to the intention set forth in the preceding sentence (including the authority to make any applicable tax election on behalf of the Company and the Members).

7.7 Tax Reports. At the expense of the Company, the Company Representative shall cause the preparation and timely filing (including extensions) of all tax returns determined by the Company Representative in consultation with the Company's tax accountants that are required to be filed by the Company pursuant to the Code as well as all other required tax returns. Each Member agrees to reasonably cooperate with the Company in connection with the preparation of the Company's tax returns, and in connection with any audit or other similar tax proceeding relating to the Company, including in connection with complying with the terms of the New Partnership Audit Procedures. So long as the Company's fiscal year is the calendar year, the Company will use commercially reasonable efforts to provide to each Member by March 15 of each calendar year a Form 1065 (Schedule K-1) reflecting the Member's share of income, loss, credit and deductions for the prior calendar year.

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ARTICLE 8
TRANSFERS OF UNITS; DRAG ALONG; TAG ALONG

8.1 Restriction on Transfers. Except as set forth in Sections 8.2 and 8.9 and with respect to a Tag Sale or a Drag Sale (each as defined in this Article 8), no Member may Transfer all or any portion of his, her, or its Units without the prior approval of the Board of Managers, which shall include the approval of an ENV Manager.

8.2 Non-Restricted Transfers of Units. Notwithstanding anything to the contrary set forth in Section 8.1, but subject to the conditions and restrictions set forth in Section 8.3, a Member may Transfer his, her, or its Units in accordance with the following (a "Permitted Transfer"):

(a) A Member who is a natural person may Transfer all or any portion of such Member's Units by gift, sale, will or otherwise, to a Permitted Transferee. "Permitted Transferee" means, with respect to any Member, (i) such Member's spouse, issue (whether natural or adopted), sibling or parent, or (ii) any entity (including a trust, corporation, partnership, or limited liability company) established by such Member solely for the benefit of such Member or such Member's spouse, issue (whether natural or adopted), sibling or parent.

(b) A Member that is a partnership, corporation, limited liability company, trust or similar entity (each, an "Entity Member") may Transfer all or any portion of such Entity Member's Units to (i) one or more partners, shareholders, members, beneficiaries or similar owners of or investors in such Entity Member (each, an "Entity Member Owner"), (ii) to any member of an affiliated group of corporations within the meaning of Section 1504 of the Code that includes such Entity Member or (iii) to a trust substantially for the benefit of (x) one or more Entity Member Owners or (y) the Entity Member Owner's spouse, issue (whether natural or adopted), sibling or parent.

(c) Notwithstanding any provision of this Section 8.2 to the contrary, no Transfer is permitted under this Section 8.2 to or for the benefit of a separated or divorced spouse by agreement, court order or otherwise. Any Transfer of Units made pursuant to this Section 8.2 may be made only in such manner as to provide control of such Units by a competent legal entity or adult (unless such transfer is to a custodian for such minor person under an act regarding transfers to minors or to the trustee of a trust for the benefit of such minor person), and so as not to vest control of any Units in any minor or other legally incompetent person.

8.3 Conditions to Permitted Transfers.

(a) Notwithstanding the provisions of Section 8.2, a Transfer shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

(i) The transferor and transferee must execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(ii) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, and any other information necessary to permit the Company to file all required federal and state tax returns and other legally-required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be

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required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(iii) Either (A) such Units shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (B) the transferor shall provide, upon the Company's request, an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer does not violate any applicable laws regulating the transfer of securities.

(iv) The transferor may grant to any transferee of Units pursuant to a Permitted Transfer the right to become a substitute Member, with respect to the Units transferred; provided, however, that such assignee or transferee will not become a substitute Member unless and until the admission of such assignee or transferee is consented to in writing by the Board of Managers, whose consent may be withheld by the Board of Managers in its sole and unreviewable discretion, with or without cause, but otherwise must include the approval of any and all disinterested Managers.

(v) All transferees hereunder shall be bound by the terms of this Agreement in the same manner as the transferors and any Units so transferred shall continue to be subject to the restrictions, liabilities and benefits associated therewith.

(b) Notwithstanding anything else in this Agreement, no Transfer (including, without limitation, a Permitted Transfer) may be made if such Transfer would (i) violate any applicable laws or regulations, (ii) result in the Company being taxable as a corporation, (iii) cause a termination of the Company under section 708(b)(1)(B) or any other section of the Code, (iv) result in the Company becoming a "publicly traded partnership" within the meaning of sections 469(k)(2) and 7704(b) of the Code, (v) be an event that would constitute a violation or breach (or, with the giving of notice or passage of time, would constitute a violation or breach) of any law, regulation, ordinance, agreement or instrument to which the Company is a party or by which the Company, or any of its properties or assets, is bound or (vi) require the Company to register under the Investment Company Act of 1940, as amended.

(c) Notwithstanding anything to the contrary contained herein, in no event may any Member Transfer their Units to a Person who does not meet any suitability standards under the Nevada Commercial Cannabis Laws or who would otherwise jeopardize the Company's ability, directly or indirectly, to obtain and maintain appropriate licenses and/or operate its business in compliance with the Nevada Commercial Cannabis Laws ("Suitability Standards").

8.4 <u>Prohibited Transfers</u>.

(a) Any purported Transfer of a Unit that is not made in accordance with this Article 8 shall be null and void and of no effect whatsoever. Nevertheless, if the Company is required to recognize a Transfer that is not made in accordance with this Article 8, the Units transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions first may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Units may have to the Company. Neither the transferee nor the transferor shall have any voting or other rights as to the management of the Company with respect to such

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transferred Units. The Company shall have the option to purchase from the transferee all, but not less than all, of the Units that were subject to the non-compliant Transfer by delivering written notice to the transferee of the Company's exercise of the option to purchase such Units at any time within one year after the Company has knowledge of a Transfer that was not made in accordance with this Article 8, to the extent permitted by law. The Company may assign all or part of its right to purchase such transferee's Units to the non-transferring Members on a *pro rata* basis (based on the number of Units held by each at the time) or such other basis as such Members agree. The purchase price shall be an amount equal to the Book Value of such Units as of the end of the Company's immediately preceding fiscal year.

(b) In the case of a Transfer or attempted Transfer of a Unit that is not made in accordance with this Article 8, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all costs, liability, and damage that any of those indemnified Persons may incur (including, without limitation, incremental tax liability and reasonable attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and as a result of efforts to enforce the Company's and the other Members' rights under this Section 8.4 and the rights to indemnification of those Persons entitled to indemnification under this Section 8.4.

8.5 Distributions and Allocations with Respect to Transferred Units. If any Unit is transferred during any accounting period in compliance with the provisions of this Article 8, Profits, Losses, each item thereof, and all other items attributable to the transferred Unit for such period shall be divided and allocated between the transferor and the transferee, by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Members; provided that, in the event of the transfer by a Member of all of such Member's Units, the "closing of the books" convention shall be employed. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided that if the Company does not receive a notice stating the date such Unit was transferred and such other information as the Company may reasonably require within 30 days after the end of the accounting period during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Member who, according to the books and records of the Company, on the last day of the accounting period during which the transfer occurs, was the owner of the Unit. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 8.5, whether or not the Company has knowledge of any Transfer of ownership of any Unit.

8.6 Admission of Transferee. A Person to whom an interest in the Company is transferred in accordance with this Agreement has the right to be admitted to the Company as a Member only with the unanimous consent of the Members, and execution by the transferee of such instruments as the Board of Managers may deem necessary or advisable to effect the admission of such transferee as a Member, including, without limitation, the written acceptance and adoption by such transferee of the provisions of this Agreement and any other agreement to which the transferring Member is bound with respect to the transferred Units. A Person to whom Units are transferred will have no right to vote such Units or otherwise participate in the management or operations of the Company or receive information concerning the Company unless such Person is

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approved for admission as a Member pursuant to this Section 8.6. If Units are transferred to a Person in accordance with this Agreement and the transferee is not admitted as a Member, the transferring Member will continue to vote the transferred Units and receive information concerning the Company until such time as the transferring Member withdraws from the Company.

8.7 Tag Along Rights.

(a) Except as set forth in Section 8.7(b), if Members holding a majority of Units ("Transferring Members") propose to Transfer, directly or indirectly, to one or more Persons (a "Tag Buyer") in one transaction or a series of related transactions (a "Tag Sale"), the Transferring Members shall notify the other Members ("Other Members"), describing in such notification (the "Tag Notice") the material terms of such Tag Sale. Each Other Member shall have the option, exercisable by written notice to the Transferring Members, within 10 days after delivery of the Tag Notice, to require the Transferring Members to provide as part of its Transfer that such Other Members (the "Selling Members") be given the right to participate, *pro rata* in proportion to the respective number of Units to be transferred by the Transferring Members relative to the total number of Units owned by such Transferring Members immediately prior to such proposed Tag Sale, in such transaction or series of related transactions on substantially the same terms and conditions as the Transferring Members; provided that the purchase price for each Unit shall be the amount, as reasonably determined by the Board of Managers, that would be distributed with respect to each Unit in liquidation of the Company if (i) the business and all assets of the Company were sold at the valuation of the Company used for determining the Tag Buyer's offer for the Units and (ii) the Company were liquidated in accordance with the provisions of Article 10. If any Other Member exercises its rights pursuant to this Section 8.7(a), the Transferring Members shall not proceed with the proposed Tag Sale unless each Selling Member is given the right to so participate. Each Selling Member shall be liable to the Tag Buyer to the same extent as the Transferring Members with respect to representations, warranties, covenants, and indemnities set forth in the definitive agreements governing the Tag Sale.

(b) Section 8.7(a) does not apply to a Transfer of Units by a Transferring Member (i) to Affiliates of the Transferring Member (other than the Company or its subsidiaries) or to investors or participants in any Person holding equity of the Transferring Member or to employees, officers or directors of any Transferring Member or to any of such Persons' Affiliates or associates; (ii) as a bona fide pledge of Units by a Transferring Member to secure indebtedness; (iii) as part of a public offering of such Units pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; or (iv) pursuant to a Drag Sale, which mechanics and procedures shall be governed by Section 8.8.

8.8 Drag Along Rights.

(a) Subject to Subject 6.5(b), Section 6.5(c) and Section 8.8(b), if Members holding a majority of Units ("Electing Members") approve a Sale of the Company, specifying that this Section 8.8 shall apply to such Sale of the Company (a "Drag Sale"), then each Member shall:

(i) if such Drag Sale requires Member approval, with respect to all Units that such Member owns or over which such Member exercises voting power, vote (in person, by proxy or by action by written consent, as applicable) all Units in favor of, and adopt, such Sale of the Company and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company or the Members to consummate such Sale of the Company;

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(ii) if such Drag Sale is a transaction specified in clause (a) of the definition of Sale of the Company, sell the same proportion of Units beneficially held by such Member as is being sold by the Electing Members to the Person to whom the Electing Members propose to sell their Units;

(iii) execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Electing Members in order to carry out the terms and provision of this Section 8.8, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, units certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv) not deposit, and cause their Affiliates not to deposit, except as provided in this Agreement, any Units owned by such party or Affiliate in a voting trust or subject any Units to any arrangement or agreement with respect to the voting of such Units, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(v) refrain from exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(vi) if the consideration to be paid in exchange for the Units includes any securities and due receipt thereof by any Member would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, accept, in lieu thereof, against surrender of the Units that would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Board of Managers) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Units; and

(vii) in the event that the Electing Members, in connection with such Sale of the Company, appoint a representative (the "Representative") with respect to matters affecting the Members under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) consent to (i) the appointment of such Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Member's *pro rata* portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Representative in connection with such Representative's services and duties in connection with such Sale of the Company and its related service as the representative of the Members, and (y) not assert any claim or commence any suit against the Representative or any other Member with respect to any action or inaction taken or failed to be taken by the Representative in connection with its service as the Representative, absent fraud or willful misconduct.

(b) The obligations of the Members pursuant to Section 8.8(a) are subject to the satisfaction of the following conditions:

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(i) Each Member will receive in respect of his, her, or its Units the same type of consideration and amounts of consideration per Unit from such Drag Sale as is received by other Members in respect of their Units of the same class; provided that the purchase price for each Unit shall be the amount, as reasonably determined by the Board of Managers, that would be distributed with respect to each Unit in liquidation of the Company if (i) the business and all assets of the Company were sold at the valuation of the Company used by the Electing Members for determining the price for the Class A Units approved by them for the Drag Sale and (ii) the Company were liquidated in accordance with the provisions of Article 10.

(ii) No Member (A) will be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag Sale (excluding modest expenditures for postage, copies, etc.); (B) will be obligated to pay more than his, her, or its *pro rata* share (based on net proceeds received by the Members in the Drag Sale) of expenses reasonably incurred in connection with a consummated Drag Sale to the extent such expenses are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Member for its sole benefit will not be considered costs of the transaction hereunder); or (C) will be liable for such expenses in excess of the net amount of proceeds actually received by such Member in connection with such Drag Sale.

(iii) In the event that the Members, in their capacity as such, are requested by the Electing Members to make any representations, warranties or indemnities for the benefit of the purchaser in connection with the Drag Sale (other than representations with respect to authority, due execution, ownership, and title to Units), then no Member (A) will be liable for more than the net amount of proceeds actually received by such Member in connection with such Drag Sale and (B) will be required to pay more than his, her, or its *pro rata* share of any indemnity obligations.

8.9 Rights of Refusal on Units.

(a) If, from time to time or at any time, a Member receives a bona fide written offer from an unaffiliated Person ("Third Party") to Transfer to such Third Party all or any part of the Units now held or hereafter acquired by such Member (the "Available Units") in a Transfer other than a Permitted Transfer, Tag Sale or a Drag Sale, such Member (the "Offeror Member") shall give notice of such offer (the "Offer Notice") to all of the other Members (the "Offeree Members"). The Offer Notice shall state the terms and conditions upon which the Third Party desires to acquire the Available Units, the number of Available Units, the proposed price per Unit and all other terms of such offer. The Offeree Members shall have the prior right and option (the "First Offer"), but not the obligation, to purchase all or any portion of the Available Units. The rights under the First Offer must be exercised, if at all, by giving written notice of such exercise to the Offeror Member on or before the 30th day after receipt of the Offer Notice. Each Offeree Member shall have the right to purchase the Available Units in such proportion as may be agreed upon among all Offeree Members but, if they do not agree before the 30 day expiration period set forth in the preceding sentence, each Offeree Member which desires to purchase shall have the right to purchase all of the Available Units or, if more than one Offeree Member desires to purchase, a proportional amount of the Available Units equal in proportion to the number of Units owned by such Offeree Member divided by the total number of Units owned by all Offeree Members which desire to purchase.

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(b) If the Offeree Members do not exercise the First Offer with respect to all Available Units, the Offeror Member shall give notice (the "Second Offer Notice") to the Company, and the Company shall have the right and option (the "Second Offer"), but not the obligation, to purchase all or any portion of the remaining Available Units. The rights under the Second Offer must be exercised, if at all, by giving written notice of such exercise to the Offeror Member on or before the 20th day after the receipt of the Second Offer Notice.

(c) If the Offeree Members and the Company do not exercise the First Offer and the Second Offer with respect to all Available Units, the Offeror Member shall give notice (the "Final Offer Notice") to each Offeree Member who exercised the First Offer with respect to all Available Units that such Offeree Member was eligible to purchase. Each such Offeree Member shall have the right and option (the "Final Offer"), but not the obligation, to purchase all or any portion of the remaining Available Units. The rights under the Final Offer must be exercised, if at all, by giving written notice of such exercise to the Offeror Member on or before the 10th day after the receipt of the Final Offer Notice. Each such Offeree Member shall have the right to purchase the remaining Available Units in such proportion as may be agreed upon among all such Offeree Members but, if they do not agree before the 10 day expiration period set forth in the preceding sentence, each such Offeree Member which desires to purchase shall have the right to purchase all of the Available Units or, if more than one such Offeree Member desires to purchase, a proportional amount of the Available Units equal in proportion to the number of Units owned by such Offeree Member divided by the total number of Units owned by all Offeree Members which desire to purchase.

(d) The purchase price to be paid to an Offeror Member upon the exercise of the First Offer, the Second Offer, or the Final Offer, shall be the price set forth in the Offer Notice and shall be payable on the same terms and conditions as are set forth in the Offer Notice; provided, however, that the purchaser(s) may, at the purchaser's option, prepay any amounts due in connection with such purchase at any time without penalty.

(e) The closing of the purchase of the Available Units pursuant to this Section 8.9 shall take place within 40 days after the date of the Final Offer Notice, or at a later agreed upon date. At the closing, the Offeror Member shall deliver an assignment of the Available Units, in form and substance satisfactory to the purchaser(s), conveying the Available Units free and clear of all liens, claims and encumbrances, along with all other necessary documents of transfer, and the purchaser(s) shall deliver the aggregate purchase price pursuant to the terms and conditions of the Offer Notice.

(f) If the First Offer, the Second Offer, and the Final Offer are not exercised with respect to all Available Units, the Offeror Member shall be free to Transfer all, but not less than all, of the remaining Available Units to the Third Party on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Offer Notice; provided that (i) such Transfer shall remain subject to the other provisions of this Article 8 (other than this Section 8.9); and (ii) such Transfer shall be consummated within 90 days after the date of the Final Offer Notice, and if such Transfer is not consummated within such 90-day period, such proposed Transfer shall again be subject to the provisions of this Section 8.9.

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ARTICLE 9
WITHDRAWAL OF A MEMBER

9.1 Withdrawal of a Member. A Member shall be deemed to have withdrawn as a Member (a "Withdrawal") in any of the following circumstances:

(a) In the case of a Member who is acting as a Member by virtue of being trustee of a trust, upon the termination of the trust (but not merely the substitution of a new trustee);

(b) In the case of a Member that is not a natural person, upon the dissolution and commencement of the winding-up of such Member or the filing of a certificate of dissolution or its equivalent, as applicable;

(c) In the case of a Member that is an estate, upon the distribution by the fiduciary of all of the estate's Units in the Company;

(d) In the case of a Member that is a natural person, upon the death or permanent incapacity of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent;

(e) Upon the approval of a petition filed by or against a Member as "Debtor" under the provisions of the bankruptcy laws of the United States, a Member's making an assignment for the benefit of creditors, or the appointment of a receiver for the property and affairs of a Member;

(f) Upon a Member's assigning or transferring all of such Member's Units in the Company; or

(g) Upon the redemption of all of a Member's Units by the Company.

9.2 Rights of a Withdrawing Member. In the event of a Withdrawal (other than pursuant to Section 9.1(f) or 9.1(g)) by any Member from the Company prior to the dissolution and winding-up of the Company:

(a) (i) The Company shall have the option to purchase all of the Units of the withdrawing Member for an amount equal to the Fair Market Value of such Units; provided that the foregoing option to purchase shall not apply to any Withdrawal resulting from, or which would result in, a Permitted Transfer or pursuant to a written agreement between the Company and one or more Members. The Company shall exercise its option to purchase by giving notice to the withdrawing Member (or, if applicable, his, her, or its legal representative) within 90 days after the later of (A) the Company's receipt of notice of Withdrawal of the Member, or (B) if applicable, the appointment of the legal representative of the deceased, bankrupt, incompetent, or incapacitated Member. The closing of such purchase shall occur within 60 days after the date of such notice. Until such option is exercised and/or payment made thereunder, the withdrawing Member shall be entitled to receive distributions applicable to the withdrawing Member's Units but shall not otherwise be entitled to participate in the Company as a Member.

(ii) The purchase price shall be paid in four equal annual installments commencing on the first anniversary of the date of closing. The Company's obligations to make these installment payments shall be evidenced by a promissory note which shall bear interest at the minimum rate necessary to avoid imputed interest under the Code, and may be payable in full at any time without prepayment penalty. Any prepayment shall be applied first to accrued interest and then to installments in the reverse order in which they are due.

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(iii) If the Company does not elect to purchase the Units of such withdrawing Member in accordance with this Section 9.2, then the successor in interest to such withdrawing Member shall be an assignee of the Units of the withdrawing Member that the Company did not elect to purchase. In such event, such successor in interest shall not become a Member unless and until the admission of such successor in interest as a Member is consented to in writing by the Board of Managers, and provided further that such successor in interest executes and delivers such documents as all the Board of Managers may reasonably require to make such successor in interest a party to this Agreement.

(b) If a Member withdraws from the Company in contravention of this Agreement, in addition to any other remedies available to the Company under applicable law, the Company may recover from the withdrawing Member damages for breach of this Agreement and may offset the damages against the amount otherwise distributable to such member on account of its Units.

9.3 Company to Continue Upon Withdrawal. The Company shall not dissolve upon the withdrawal of a Member and shall continue until dissolved in accordance with Article 10.

9.4 No Right to Receive Distributions Upon Withdrawal. No Member shall have the right under the Act to receive any distribution, other than pursuant to the express terms of this Agreement, prior to the Company's dissolution pursuant to Article 10 of this Agreement.

ARTICLE 10
DISSOLUTION OF THE COMPANY

10.1 Dissolution Events. The Company shall dissolve and commence winding up and liquidation upon the first to occur of any of the following (each, a "Dissolution Event"):

(a) A merger or consolidation of the Company with one or more other entities in which the Company is not the surviving entity;

(b) The happening of any other event that makes it unlawful, impossible or impracticable to carry on the business of the Company;

(c) The unanimous consent of the Members; or

(d) The entry of a decree of judicial dissolution under the Act.

Dissolution of the Company shall be effective on the date of the Dissolution Event (unless otherwise specified), but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of dissolution of the Company has been filed with the Secretary of State of the State of Nevada. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for the winding up of the Company's business and affairs. The Company's assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

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(a) First, to the payment and discharge of all of the Company's debts and liabilities to creditors other than Members;

(b) Second, to the payment and discharge of all of the Company's debts and liabilities to Members; and

(c) The balance, if any, to the Members in the same manner as distributions are made under Section 5.1.

Any distribution to a Member pursuant to Sections 10.2(b) or (c) above shall be net of any amounts owed to the Company by such Member. No Member shall receive any additional compensation for any services performed pursuant to this Article 10.

10.3 Compliance With Timing Requirements of the Regulations. In the event the Company is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, distributions shall be made pursuant to this Section 10.3 to the Members who have positive Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Members, a *pro rata* portion of the distributions that would otherwise be made to the Members pursuant to this Section 10.3 may be handled in one or both of the following manners:

(a) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust are to be distributed to the Members from time to time, in the discretion of the Members, in the same proportion as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; and

(b) withheld to provide a reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, but such withheld amounts are to be distributed to the Members as soon as reasonably practicable.

10.4 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 10, in the event the Company is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no Dissolution Event has occurred, the Company's assets shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, except as otherwise provided in applicable Regulations, the Company shall be deemed to have contributed all of its assets and liabilities to a new limited liability company and immediately thereafter to have distributed the interest in such new limited liability company to the Members in proportion to the number of Units held by each Member.

10.5 Rights of Members. Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of the Member's Capital Contribution and shall have no right or power to demand or receive property other than cash from

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the Company, and (b) no Member shall have priority over any other Member as to the return of the Member's Capital Contribution, distributions or allocations.

10.6 Prohibition on Withdrawal. Except as otherwise provided in Article 8 or 9 of this Agreement, no Member is entitled to withdraw from the Company prior to the Company's dissolution pursuant to this Article 10. Under no circumstances, other than pursuant to the express terms of this Agreement, shall the Company be required to make any distribution pursuant to the Act prior to the Company's dissolution pursuant to this Article 10.

ARTICLE 11
MEMBERS

11.1 Meetings. Meetings of the Members for any purpose, unless otherwise prescribed by statute, may be called by any Member. Such Person as designated by the Members shall preside at all meetings of the Members.

11.2 Place of Meetings. The Members may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the Company's principal place of business. Any Member may attend any meeting via telephonic communication.

11.3 Notice of Meetings. Except as provided in Section 11.4 hereof, the Members shall deliver or cause to be delivered a notice (which may be given in writing, by facsimile transmission, by telephone or by electronic transmission) of such meeting to each Member entitled to vote at such meeting. Said notice must be delivered not less than five days nor more than 60 days before the date of such meeting and must state the place, day and hour of the meeting and the purpose for which the meeting is called. Notice of the time, place and purpose of any meeting may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be deemed waived by any Member by his attendance thereat in person or by proxy, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Member so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

11.4 Meeting of all Members. If the Members shall meet at any time and place, either within or outside of the State of Nevada, and they consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

11.5 Record Date. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 11.5, such determination shall apply to any adjournment thereof.

11.6 Quorum. Members holding a majority of the outstanding Units entitled to vote on the matters to be presented at a meeting of the Members, whether represented in person or by proxy, shall constitute a quorum at such meeting. In the absence of a quorum at any such meeting, the Members holding at least two-thirds (2/3) of the Units so represented may adjourn the meeting

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from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that may have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Units whose absence would cause less than a quorum.

11.7 Manner of Acting; Dissenters' Rights. If a quorum is present, the affirmative vote of Members holding at least a majority of the outstanding Units entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater or lesser proportion or number or separate class vote is otherwise required by the Act, the Articles or this Agreement. Unless otherwise required by the Act, the Articles, or this Agreement, Members are not entitled to and have no rights to relief as dissenting Members under any provision of the Act, including, without limitation, under the Act.

11.8 Proxies. At all meetings of the Members, a Member may vote in person or by written proxy executed by the Member or by such Member's duly authorized attorney-in-fact. Such proxy is to be filed with the Company before or at the time of the meeting. No proxy shall be valid after eight months from the date of its execution, unless otherwise provided in the proxy.

11.9 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of the Members may be taken without a meeting if such action is approved by the Members holding that number of outstanding Units that would be required to approve such action at a meeting that complies with the requirements of this Article 11 and at which a quorum is present, and such approval is evidenced by one or more written consents describing the action taken, signed by the requisite number of Members and delivered to the Company for inclusion in the minutes of the Company or for filing with the Company records. Action taken under this Section 11.9 is effective when the requisite number of Members have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. To the extent required under the Act, notice of any action taken under this Section 11.9 shall be promptly given by the Company to each Member who did not sign a written consent with respect to such action.

11.10 Non-Exclusivity. Except as set forth herein or in any other written agreement between the parties, the creation of the Company and the assumption by the Members of their rights and obligations under this Agreement will be without prejudice to the rights of the Members (or the rights of their affiliates) to pursue or participate in other interests and activities including, without limitation, investments in and devotion of time to other businesses, and to receive and enjoy profits or compensation therefrom. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Members or to the income or proceeds derived therefrom.

11.11 Confidentiality. Each Member acknowledges and agrees that its ownership interest in the Company affords it access to Confidential Information (as defined below) regarding the Company and its business, and the dissemination or use of Confidential Information in any manner inconsistent with protecting and furthering the Company, its business, and its prospects would

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cause the Company great loss and irreparable harm, and one of the duties of ownership in the Company is to prevent the dissemination or use of Confidential Information in any manner inconsistent with protecting and furthering the Company, its business and its prospects. Each Member agrees that such Member shall not for himself, itself or on behalf of any other Person (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity) directly or indirectly use or disclose to any Person any Confidential Information, unless required by applicable laws or judicial or regulatory process. For purposes of this Agreement, "Confidential Information" means information considered confidential by the Company including but not limited to: customer lists, trade secrets, proprietary information, know-how, marketing and advertising plans and techniques, the existence or terms of contracts or potential contracts with, or other information identifying or relating to past, existing or potential customers or vendors, and cost data, pricing policies, and financial and accounting information, any information that the Company obtains from another Person and that the Company treats or has agreed to treat as confidential. Confidential Information shall not include information that was or becomes generally available to the public unless resulting from the breach of this Section 11.12 or any confidentiality or similar agreement between the Member and the Company.

11.12 Registration Rights. The Members covenant and agree that in the event that the Company proposes to register the offer and sale of any equity securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Members shall negotiate in good faith to implement customary registration rights including piggyback and participation rights customary for a minority investor as well as demand registration rights following an initial public offering.

ARTICLE 12
MISCELLANEOUS

12.1 Amendments. This Agreement may be amended only by the affirmative vote or written consent of Members holding a majority of the then-outstanding Class A Units and of Members holding a majority of the then-outstanding Class B Units; and (b) so long as the Board of Managers consists of at least five individuals, four of the Managers. Notwithstanding the foregoing, any amendment to this Agreement that would or could reasonably be expected to adversely affect ENV or the economic rights of ENV hereunder shall require the consent of ENV.

12.2 Notices. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (a) when personally delivered, (b) three postal days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (c) one business day after having been dispatched by a nationally recognized overnight courier service, or (d) upon the receipt of confirmation of a facsimile transmission, in each case at the following addresses:

(a) If to the Company, to the principal place of business of the Company, and

(b) If to a Member, to the Member's address set forth on Schedule A.

Any Person may from time to time specify a different address by written notice to the Company.

12.3 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the

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Company and the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

12.4 Waiver of Appraisal. Each Member irrevocably waives any right he, she, or it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution of the Company or for partition of the property of the Company. Notwithstanding anything to the contrary set forth herein, there is to be no inventory or appraisal of the Company's assets or a sale of a deceased Member's Units as a result of the death of a Member, and the Units of a deceased Member are to be settled and disposed of exclusively in accordance with the terms of this Agreement.

12.5 Entire Agreement. This Agreement, together with the Articles of Organization as each of the foregoing may be amended in writing from time to time and Section 3.4 of the Prior Agreement, contains the entire understanding among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

12.6 Headings; Construction. The headings and captions used in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of any of the terms and provisions of this Agreement. Except as specifically provided otherwise, all of the terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any section or clause herein may require, the same as if such words had been fully and properly written in such number and gender.

12.7 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

12.8 Incorporation by Reference. Every appendix, exhibit, schedule, and other document attached to this Agreement and referred to herein is deemed part of this Agreement.

12.9 Further Action. Each Member shall perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

12.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, notwithstanding the application of any principles of conflicts of law.

12.11 Specific Performance. In addition to all other remedies available (at law or otherwise), the Company and each Member shall be entitled to equitable relief (including injunction and specific performance) as a remedy for any breach or threatened breach of any provision of this Agreement. The party seeking such remedy shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12.11, and the other parties to this Agreement waive any right any of them may have to require that the party seeking such remedy obtain, furnish or post

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any such bond or similar instrument. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. The parties acknowledge that it is impossible to measure, in money, the damages that shall accrue to a party from a failure of a party to perform any of the obligations under this Agreement. Therefore, if any party or, if applicable, the legal representative of any party enters into any action or proceeding to enforce the provisions of this Agreement, any Person (including the Company) against whom the action or proceeding is brought hereby waives the claim or defense that the moving party or representative has or shall have an adequate remedy at law, and the Person shall not urge in the action or proceeding the claim or defense that an adequate remedy at law exists.

12.12 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement to be effective as of the day and year first above written.

COMPANY

Red Earth, LLC

DocuSigned by:

By: 64AAF0B7908E4CD...

Name: Paris Balaouras

Title: Manager

MEMBERS

MJ Holdings, Inc.

DocuSigned by:

By: 499C129311324C9...

Name: Terrence M. Tierney

Title: Corporate Secretary

Element NV, LLC

By: Herb Washigton (Aug 28, 2019)

Name: Herb Washigton

Title: CEO

APPENDIX A

TAX MATTERS

1.1 Profits and Losses.

(a) Subject to Section 1.2 of this Appendix A, for each fiscal year of the Company Profits or Losses (adjusted to reflect allocations under Section 1.2 of this Appendix A) shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Partially Adjusted Capital Accounts and Target Accounts. The allocation of Profits and Losses (not including any items of income, gain, loss or deduction that are specially allocated pursuant to Section 1.2 of this Appendix A) to any Member shall be deemed to be an allocation to such Member of the same proportionate part of each separate item of taxable income, gain, loss, deduction or credit that comprises such Profits and Losses.

1.2 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Notwithstanding any other provision of this Appendix A and subject to the exceptions set forth in Sections 1.704-2(f)(2), (3), (4) and (5) of the Regulations, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 1.2(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

(b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Appendix A except Section 1.2(a) and subject to the exception in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This Section 1.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in such Member's Adjusted Capital

Account as quickly as possible, provided that an allocation pursuant to this Section 1.2(c) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 1.2 have been tentatively made as if this Section 1.2(c) were not in this Appendix A.

(d) Gross Income Allocation. In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any fiscal year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 1.2(d) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 1.2 have been made as if Section 1.2(c) hereof and this Section 1.2(d) were not in this Appendix A.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated among the Members in accordance with the number of Units held by each Member.

(f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.

(g) Section 754 Adjustments. To the extent the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(h) Imputed Interest Income. Any interest income imputed to the Company by reason of characterization of any payment of taxes by the Company as an advance to a Member pursuant to Section 5.3 of this Agreement shall be specially allocated to the Member who is treated as having received such advance.

1.3 Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Members using any permissible method under Code Section 706 and the Regulations thereunder.

(b) Except as otherwise provided in this Appendix A, all items of Company income, gain, loss, deduction, and any other allocations (including allocations of credits) not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

(c) The Members are aware of the income tax consequences of the allocations made by this Appendix A and hereby agree to be bound by the provisions of this Appendix A in reporting their shares of Company income and loss for income tax purposes.

(d) To the extent permitted by Sections 1.704-2(h) and 1.704-2(i)(6) of the Regulations, the Members shall endeavor to treat distributions of net cash from a sale or refinancing as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account deficit for any Member.

1.4 Tax Allocations; Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b) In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(c) Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 1.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

1.5 Capital Accounts.

(a) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive shares of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 1.2 of Appendix A to this Agreement, and the amount of any liabilities of the Company assumed by such Member or that are secured by assets distributed to such Member by the Company.

(b) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any assets distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 1.2 of Appendix A to this Agreement, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c) In the event all or a portion of a Member's Units are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Units. Any reference in this Agreement to a Capital Contribution of, or distribution or allocation to, a Member that has succeeded any other Member shall include any Capital Contribution, distribution or allocation previously made by or to the former Member on account of the Units of such former Member transferred to such successor Member.

(d) In determining the amount of any liability for purposes of clauses (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed assets or that are assumed by the Company or Members), are computed in order to comply with such Regulations, the Members shall make such modification; provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 10 of this Agreement upon the dissolution of the Company. The Members also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement or Appendix A to this Agreement not to comply with Regulations Section 1.704-1(b).

APPENDIX B

DEFINITIONS

"Adjusted Capital Account" means, with respect to any Member, the balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

"Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

"Book Value" means, (i) with respect to property contributed by any Member, the fair market value of such property at the time of contribution, or (ii) with respect to property purchased or otherwise acquired by the Company, the Company's initial basis for federal income tax purposes, decreased in either case by book depreciation allocable thereto and increased or decreased in either case from time to time to reflect the adjustments required or permitted by Regulations Section 1.704-1(b)(2)(iv)(f).

"Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any assets (other than money) contributed to the Company with respect to the Units held by such Person.

"City" means the city of Las Vegas, Nevada.

"Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

"Company Minimum Gain" means "partnership minimum gain" as set forth in Section 1.704-2(b)(2) of the Regulations.

"Contract" means any legally binding written, oral, implied, or other agreement, contract, instrument, note, mortgage, bond, loan, indenture, guaranty, option, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, sale or purchase order, work order, insurance policy, lease, license, commitment, covenant, assurance, indemnity, or undertaking, understanding, or arrangement of any kind or nature for which the Company or its Affiliates are a party.

"Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes as of the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost

recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

"Execution Fund" has the meaning set forth in Section 3.1(b) of this Agreement and is subject to any Permitted Execution Fund Liens.

"Fair Market Value" shall be determined by the Board of Managers after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Units of the Company in private transactions negotiated at arm's length; revenues and operating earnings of the Company for the most recent 12 month period; projected revenues and operating earnings of the Company for the next 12 month period; the positive cash flow of the Company, discounted to present value; the nature and timing of any product releases, product orders and product shipments; generation of significant orders, cash flow from operations, and consummation of relationships with strategic partners; the book value of the Company's assets as recorded on the most recently prepared balance sheet of the Company; the price/earnings multiples of comparable publicly-traded companies; and other pertinent factors determined by the Board of Managers.

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Members;

(ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of assets as consideration for an interest in the Company; (c) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting as a Member or by a new Member acting as a Member or in anticipation of being a Member pursuant to Regulations Section 1.704-1(b)(2)(iv)(f)(iii); (d) in connection with the issuance by the Company of a noncompensatory option (other than an option for a de minimis interest in the Company); and (e) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a), (b), (c), (d) and (e) above shall be made only if the Members reasonably determine that such adjustments are necessary to reflect the relative economic interests of the Members in the Company;

(iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-

1(b)(2)(iv)(m) and Section 1.2(g) of Appendix A of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Members determine that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i), (ii), or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

"Lien" means all mortgages, security interests, charges, easements, rights, options, claims, restrictions, encumbrances, or other liens of any kind.

"Major Contract" means: (i) any Contract with a Member or Manager, or their Affiliates; (ii) the lease agreement on the Facility Location; (iii) any Contract in an aggregate amount exceeding $100,000; and (iv) any Contract granting any Person a direct or indirect percentage of Company revenue, profit, or income.

"Major Decision" means a decision by the Board of Managers to:

(i) Effect a Sale of the Company;

(ii) Issue any Units, options, warrants or other securities convertible or exchangeable into Units of the Company or other rights to acquire equity interests in the Company;

(iii) Redeem or otherwise repurchase any Units or other equity securities of the Company;

(iv) Change the primary business purpose of the Company;

(v) Permit any Person to become an Additional Member;

(vi) Distributions, other than those expressly provided for under Sections 5.1 of this Agreement;

(vii) Incurring indebtedness in an aggregate amount exceeding $250,000 in any calendar year, excluding any Permitted Execution Fund Liens;

(viii) Hiring and termination of senior executives of the Company;

(ix) Any sale, license, or transfer of material intellectual property rights of the Company;

(x) Any sale of any right, title, or interest to, or placing any encumbrance upon, the License;

(xi) Any agreement to enter into, terminate, accelerate, or otherwise exercise a right or obligation under a Major Contract; or

(xii) Agree or make any commitment or arrangement to take any of the foregoing actions described in the preceding clauses (i) through (ix).

"New Partnership Audit Procedures" means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, any successor statutes thereto and any Regulations promulgated or orifical guidance issued thereunder and any other comparable rules under state or local law.

"Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for any fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Sections 1.704-2(c) and (d) of the Regulations.

"Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

"Partially Adjusted Capital Account" means, with respect to any Member for any fiscal year of the Company, the Capital Account of such Member at the beginning of such fiscal year, adjusted as set forth in Section 1.5 of Appendix A for all contributions to the capital of the Company and distributions by the Company during such fiscal year and all special allocations made in accordance with Section 1.2 of Appendix A with respect to such fiscal year, and assuming, that amounts distributable for such fiscal year under Article 5 and distributed within thirty (30) days of the end of such fiscal year are distributed during such fiscal year (and that such amounts are not taken into account again when they are actually distributed), but before giving effect to any allocations of Profits or Losses for such fiscal year under Section 1.1 of Appendix A.

"Partner Minimum Gain" means "partner nonrecourse debt minimum gain" as set forth in Section 1.704-2(i)(2) of the Regulations.

"Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

"Partner Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(i)(1) of the Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Member that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributed to such Partner Nonrecourse Debt, determined in accordance with Sections 1.704-2(i)(2) and (3) of the Regulations.

"Percentage Interest" means, with respect to any Member, the percentage attributable to the Units held by such Member as determined by dividing the number of Units held by such Member divided by the total number of Units authorized and issued by the Company to all Members, and adjusted from time to time in accordance with the provisions of this Agreement.

"Permitted Execution Fund Liens" means with regard to the Execution Fund any Liens on tangible assets contributed by ENV to the Company to be credited as a Capital Contribution in

satisfaction of the Initial ENV Cash Contribution, whereby, at the election of ENV, with written notice to the Company, the purchase price of the tangible asset contributed by ENV to the Company will cause the corresponding amount to be withdrawn by ENV from the Execution Fund and returned to ENV.

"Person" means any individual, partnership, corporation, trust, limited liability company, or other entity.

"Preferred Return" means, with respect to each Member holding Class B Units, an amount equal to a ten percent (10%) cumulative return, on such Member's Capital Contribution.

"Profits and Losses" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the assets disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

(vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 1.2 of Appendix A of this Agreement shall not be taken into account in computing Profits or Losses, but the amounts of those items are to be determined by applying rules comparable to those provided in subparagraphs (i) through (v) above.

"Regulations" means the Treasury Department Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Sale of the Company" shall mean: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires Units representing more than 50% of the outstanding voting power of the Company; (b) a merger or consolidation in which the Company

is a constituent party or a subsidiary of the Company is a constituent party and the Company issues securities pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the securities of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for securities that represent, immediately following such merger or consolidation, at least one-hundred percent (100%), by voting power, of the securities of (1) the surviving or resulting entity or (2) if the surviving or resulting entity is a wholly owned subsidiary of another corporation or other entity immediately following such merger or consolidation, the parent corporation or other entity of such surviving or resulting corporation; or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company.

"SUP" means the Special Use Permit to cultivate marijuana at the Facility Location issued from the City.

"SUP Issue Date" means the actual date of issuance of the SUP expected to be issued by the City on or about October 8, 2019.

"Target Account" means, with respect to any Member for any taxable year of the Company, a balance (which may be either positive or negative) equal to (i) the hypothetical distribution that such Member would receive if all Company properties were transferred for cash equal to their tax book values (taking into account any adjustments to tax book values for such fiscal year), all Company liabilities became due and were satisfied according to their terms (limited, with respect to each nonrecourse liability, to the tax book value of the property securing such liability) and all net assets of the Company (including the proceeds from the hypothetical transfer and any cash balances of the Company) were distributed pursuant to Section 5.1 as of the last day of such taxable year, reduced by (ii) such Member's share of Company Minimum Gain and Partner Minimum Gain immediately prior to the hypothetical transfer.

"Transfer" (whether or not such term is capitalized) means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, assignment or other disposition by a Member and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, assign or otherwise dispose of a Member's Units.

"Unit" means a unit of ownership interest in the Company and shall represent an undivided interest in the holder's Capital Account balance. "Units" include Class A Units and Class B Units.

"Unpaid Preferred Return" means, with respect to a Member holding Class B Units, such Member's Preferred Return, less the aggregate amount of distributions made to such Member pursuant to Sections 5.1(a).

"Unreturned Capital Contribution" means, with respect to a Member holding Class B Units, such Member's aggregate Capital Contributions with respect to such Member's Class B Units, less the aggregate amount of distributions made to such Member with respect to such Member's Class B Units pursuant to Section 5.1(b).

"Unreturned Class A Capital Contributions" means, consistent with the MIPA, with respect to a Member holding Class A Units, such Member's Capital Contributions shall be equal to amounts capitalized prior to the execution of this Amended and Restated Operating Agreement for the complete demolition to the bare walls in all applicable areas of the Facility Location, the complete asbestos remediation at the Facility Location, and the complete electrical upgrade to 2,000-amp service at the Facility Location, less the aggregate amount of distributions made to such Member with respect to such Member's Class A Units pursuant to Section 5.1(c).

SCHEDULE A

MEMBERS' NAMES, ADDRESSES, AND NUMBER AND CLASS OF UNITS

Member's Name and Address	Capital Contribution	Number of Units
MJ Holdings, LLC Address: 1300 S Jones Blvd., Suite 210, Las Vegas, NV 89146	A 51% undivided interest in the Assets	51,000 Class A Units
Element NV, LLC Address: PO Box 3967 Dublin, Ohio 43016	A 49% undivided interest in the Assets (with an agreement to make an additional cash contribution of $4,559,000 for a total of $5,000,000)	49,000 Class B Units
Total		**100,000 Total Units**

Manager	Designated By
Paris Balaouras	MJ Holdings, Inc.
Terrence Tierney	MJ Holdings, Inc.
Roger Bloss	MJ Holdings, Inc.
Herbert Washington	Element NV, LLC
Nkechi Iwomi	Element NV, LLC

EXHIBIT A

Amended and Restated Operating Agreement of Red Earth Holdings LLC (EXECUTION VERSION).pdf

Final Audit Report 2019-08-29

Created:	2019-08-29
By:	Ted Bibart (tbibart@gordonbibart.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAA5w--6OvxzMtpCte54jc0-tJZLUOvkZh0

"Amended and Restated Operating Agreement of Red Earth Holdings LLC (EXECUTION VERSION).pdf" History

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- Document emailed to Herb Washigton (herb@hlwft.com) for signature
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- Signed document emailed to Nkechi Iwomi (nkechi@elementcs.com), Herb Washigton (herb@hlwft.com), hernando@elementcs.com, and Ted Bibart (tbibart@gordonbibart.com)
  2019-08-29 - 1:41:41 AM GMT